Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ONFOLIO HOLDINGS INC", FILED IN THIS OFFICE ON THE SIXTH DAY OF DECEMBER, A.D. 2021, AT 8:41 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3271708 8100
SR# 20220030673

Authentication: 202318549
Date: 01-05-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:41 AM 12/06/2021
FILED 08:41 AM 12/06/2021
SR 20213982350 - File Number 3271708

Amended and Restated Certificate of Incorporation
of
Onfolio Holdings Inc

Onfolio Holdings Inc, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Onfolio Holdings Inc, which was the name under which the corporation was originally incorporated. The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was July 20, 2020, with further amendments on August 4, 2020 and December 16, 2020.

2. This Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the certificate of incorporation of the corporation, has been duly adopted by the corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and has been adopted by the requisite vote of the stockholders of the corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3. The certificate of incorporation of the corporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the corporation is Onfolio Holdings Inc (hereinafter called the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 8 The Green, Suite B, in the City of Dover, Delaware, County of Kent, Zip Code 19901. The name of the registered agent of the Corporation in the State of Delaware at such address is Northwest Registered Agent Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the "DGCL").

FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 55,000,000 shares, consisting of (i) 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), of which 1,000,000 shares of Preferred Stock has been designated by the Board of Directors of the Corporation (the "Board") as series A Preferred Stock (the "Series A Preferred Stock"). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital

stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

A. Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

1. Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the "Board") upon any issuance of the Preferred Stock of any series.

2. Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (as amended from time to time, including the terms of any Preferred Stock Designation (as defined below), this "Certificate of Incorporation") to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.

3. Dividends. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

4. Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A.4., shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate

pursuant to the applicable law of the State of Delaware (the "Preferred Stock Designation"), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

1. the designation of the series, which may be by distinguishing number, letter or title;
2. the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
3. the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
4. the dates on which dividends, if any, shall be payable;
5. the redemption rights and price or prices, if any, for shares of the series;
6. the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;
7. the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
8. whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
9. restrictions on the issuance of shares of the same series or any other class or series;
10. the voting rights, if any, of the holders of shares of the series generally or upon specified events; and
11. any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

C. Series A Preferred Stock. The designation, rights, preferences, powers, restrictions, and limitations of the Series A Preferred Stock are as follows:

1. Designation. There shall be a series of Preferred Stock that shall be designated as "Series A Preferred Stock" (the "**Series A Preferred Stock**") and the number of Shares constituting such series shall be 1,000,000. The rights, preferences, powers, restrictions, and limitations of the Series A Preferred Stock shall be as set forth herein.

2. Defined Terms. For purposes hereof, the following terms shall have the following meanings:

"**Board**" has the meaning set forth in the Recitals.

"**Certificate of Incorporation**" has the meaning set forth in Article FOURTH.

"**Common Stock**" means the common stock, par value $0.001 per share, of the Corporation.

"**Corporation**" has the meaning set forth in the Preamble.

"**Date of Issuance**" means, for any Share of Series A Preferred Stock, the date on which the Corporation initially issues such Share (without regard to any subsequent transfer of such Share or reissuance of the certificate(s) representing such Share).

"**Dividend Payment Date**" has the meaning set forth in Section C.4.1.

"**Junior Securities**" means, collectively, the Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock.

"**Liquidation**" has the meaning set forth in Section C.5.1.

"**Liquidation Value**" means, with respect to any Share on any given date, $25.00 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series A Preferred Stock).

"**Person**" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

"Preferred Stock" has the meaning set forth in Article FOURTH.

"Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

"Series A Preferred Stock" has the meaning set forth in Section C.1.

"Series A Redemption" has the meaning set forth in Section C.7.1.

"Series A Redemption Date" has the meaning set forth in Section C.7.2.

"Series A Redemption Notice" has the meaning set forth in Section C.7.1.

"Series A Redemption Price" has the meaning set forth in Section C.7.1.

"Share" means a share of Series A Preferred Stock.

"Subsidiary" means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

"Supermajority Interest" has the meaning set forth in Section C.6.2.

3. Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series A Preferred Stock shall rank senior to all Junior Securities.

4. Dividends.

   4.1. Accrual and Payment of Dividends. From and after the Date of Issuance of any Share, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a quarterly basis in arrears at the rate of 12% per annum on the sum of the Liquidation Value thereof plus all unpaid accrued and accumulated dividends thereon. All accrued dividends on any Share shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series A Preferred Stock in accordance with the provisions of Section C.5 or Section C.7; provided, that to the extent not paid on the last day of March, June, September and December of each calendar year (each such date, a **"Dividend Payment Date"**), all accrued dividends on any share shall accumulate on the applicable Dividend Payment Date whether or not declared by the Board and shall remain accumulated, non-compounding dividends until paid pursuant hereto. All accrued and accumulated

dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities, other than to (a) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock or (b) repurchase Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase.

4.2.Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the Shares held by each such holder.

5. Liquidation.

5.1.Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (collectively with a Deemed Liquidation, a "**Liquidation**"), the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, plus all unpaid accrued and accumulated dividends on all such Shares (whether or not declared).

5.2.Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series A Preferred Stock the full preferential amount to which they are entitled under Section C.5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series A Preferred Stock in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

5.3.Notice.

(a) Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders' meeting called to approve such action,

or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series A Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change.

6. Voting.

6.1.Voting Generally. Except as otherwise provided herein or as otherwise required by law, Shares of Series A Preferred Stock shall have no voting rights other than as provided by the provisions of Section C.6.2 below. In any such vote, each Share of Series A Preferred Stock shall be entitled to one vote per Share as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) where holders of Series A Preferred Stock are entitled to vote, in accordance with the Corporation's bylaws .

6.2.Other Special Voting Rights. Without the prior written consent of holders of not less than two-thirds of the then total outstanding Shares of Series A Preferred Stock (a "**Supermajority Interest**"), voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders, and any other applicable stockholder approval requirements required by law, the Corporation shall not take, and shall cause its Subsidiaries not to take or consummate, any of the actions or transactions described in this Section C.6.2 (any such action or transaction without such prior written consent being null and void *ab initio* and of no force or effect) as follows:

(a) create, or authorize the creation of, any additional class or series of capital stock of the Corporation (or any security convertible into or exercisable for any class or series of capital stock of the Corporation) or issue or sell, or obligate itself to issue or sell, any securities of the Corporation or any Subsidiary (or any security convertible into or exercisable for any class or series of capital stock of the Corporation or any Subsidiary that ranks superior to or in parity with the Series A Preferred Stock in rights, preferences, or privileges (including with respect to dividends, liquidation, or redemption);

(b) other than as contemplated by this Certificate of Incorporation, amend, alter, modify, or repeal this Section C. of Article FOURTH of this Certificate of Incorporation;

(c) redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Corporation; *provided*, that this restriction shall not apply to (i) the redemption or repurchase of or the payment of dividends on Shares of Series A Preferred Stock pursuant hereto, (ii) the declaration or payment of any dividend or distribution payable on the Common Stock in shares of Common Stock, or (iii) the repurchase of Junior Securities held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase;

(d) enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Corporation's ability to perform its obligations under this Section C. of Article FOURTH of this Certificate of Incorporation, including the ability of the Corporation to pay dividends or make any redemption or other liquidation payment required hereunder; or

(e) agree or commit to do any of the foregoing.

7. Redemption.

7.1.Redemption. At any time and from time to time on or after January 1, 2026 the Corporation shall have the right to elect to have, out of funds legally available therefor, all or any portion of the then outstanding Shares of Series A Preferred Stock redeemed by the Corporation (a "**Series A Redemption**") for a price per Share equal to the Liquidation Value for such Share, plus all unpaid accrued and accumulated dividends on such Share (whether or not declared) (the "**Series A Redemption Price**"). Any such Series A Redemption shall occur not more than sixty (60) days following the date of notice by the Corporation to a holder of Series A Preferred Stock of a written redemption notice (the "**Series A Redemption Notice**") from the Corporation. Upon receipt of a Series A Redemption Notice, such holder or holders of Series A Preferred Stock shall have all of the Shares of Series A Preferred Stock described in the Series A Redemption Notice redeemed pursuant to this Section C.7. In exchange for the surrender to the Corporation by the respective holders of Shares of Series A Preferred Stock of their certificate or certificates representing such Shares in accordance with Section C.7.4 below, the aggregate Series A Redemption Price for all Shares held by each such holder of Shares shall be payable in cash in immediately available funds to the respective holders of the Series A Preferred Stock on the applicable Series A Redemption Date and the Corporation shall contribute all of its assets to

the payment of the Series A Redemption Price, and to no other corporate purpose, except to the extent prohibited by applicable Delaware law.

7.2.Redemption Notice. Each Series A Redemption Notice shall state:

(a) the number of Shares of Series A Preferred Stock held by the holder that the Corporation shall redeem on the Series A Redemption Date specified in the Series A Redemption Notice;

(b) the date of the closing of the redemption, which pursuant to Section C. 7.1 shall be no later than sixty (60) days following the date of notice by the Corporation of the Series A Redemption Notice (the applicable date, the "**Series A Redemption Date**") and the Series A Redemption Price;

(c) the manner and place designated for surrender by the holder to the Corporation of his, her or its certificate or certificates representing the Shares of Series A Preferred Stock to be redeemed.

7.3.Insufficient Funds; Remedies for Nonpayment.

(a) Insufficient Funds. If on any Series A Redemption Date, the assets of the Corporation legally available are insufficient to pay the full Series A Redemption Price for the total number of Shares to be redeemed pursuant to Section C.7.1, the Corporation shall (i) take all appropriate action reasonably within its means to maximize the assets legally available for paying the Series A Redemption Price, (ii) redeem out of all such assets legally available therefor on the applicable Series A Redemption Date the maximum possible number of Shares that it can redeem on such date, *pro rata* among the holders of such Shares to be redeemed in proportion to the aggregate number of Shares selected to be redeemed by the Corporation among each such holder on the applicable Series A Redemption Date and (iii) following the applicable Series A Redemption Date, at any time and from time to time when additional assets of the Corporation become legally available to redeem the remaining Shares, the Corporation shall immediately use such assets to pay the remaining balance of the aggregate applicable Series A Redemption Price.

(b) Remedies for Nonpayment. If on any Series A Redemption Date, all of the Shares selected to be redeemed pursuant to a Series A Redemption Notice are not redeemed in full by the Corporation by paying the entire Series A Redemption Price, until such Shares are fully redeemed and the aggregate Series A Redemption Price paid in full, (i) all of the unredeemed Shares shall remain outstanding and continue to have the rights, preferences, and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section C.4.

7.4.Surrender of Certificates. On or before the Series A Redemption Date, each holder of Shares of Series A Preferred Stock that received a Series A Redemption Notice shall surrender the certificate or certificates representing such Shares to the Corporation, in the amount, manner and place designated in the Series A Redemption Notice, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated in the Series A Redemption Notice. Each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series A Redemption Price by certified check or wire transfer to the holder of record of such certificate; *provided*, that if less than all the Shares represented by a surrendered certificate are redeemed, then a new stock certificate representing the unredeemed Shares shall be issued in the name of the applicable holder of record of canceled stock certificate.

7.5.Rights Subsequent to Redemption. If on the applicable Series A Redemption Date, the Series A Redemption Price is paid (or tendered for payment) for any of the Shares to be redeemed on such Series A Redemption Date, then on such date all rights of the holder in the Shares so redeemed and paid or tendered, including any rights to dividends on such Shares, shall cease, and such Shares shall no longer be deemed issued and outstanding.

8. Reissuance of Series A Preferred Stock. Any Shares of Series A Preferred Stock redeemed, converted, or otherwise acquired by the Corporation or any Subsidiary shall be cancelled and retired as authorized and issued shares of capital stock of the Corporation and no such Shares shall thereafter be reissued, sold, or transferred.

9. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section C.9).

10. Amendment and Waiver. No provision of this Section C. of Article FOURTH of this Certificate of Incorporation may be amended, modified, or waived except by an instrument in writing executed by the Corporation and, and any such written

amendment, modification, or waiver will be binding upon the Corporation and each holder of Series A Preferred Stock.

FIFTH: This Article FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

B. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time solely by resolution of the majority of the Whole Board. For purposes of this Certificate of Incorporation, the term "Whole Board" will mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

C. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the next annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

D. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

E. Removal. Any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.

F. Committees. Pursuant to the Bylaws of the Corporation (the "Bylaws"), the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

G. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

SIXTH: Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH: To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article SEVENTH shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article SEVENTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

EIGHTH: The Corporation shall indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

NINTH: Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected in accordance with the Bylaws.

TENTH: Special meetings of stockholders for any purpose or purposes shall be called in accordance with the Bylaws.

ELEVENTH: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in

its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation; provided, however, that the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article FIFTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH, Article TWELFTH, Article THIRTEENTH, and this sentence of this Certificate of Incorporation, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation). Any amendment, repeal or modification of any of Article SEVENTH, Article EIGHTH, and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

TWELFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the Whole Board. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.

THIRTEENTH:

A. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (3) any action arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as

amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.

B. Personal Jurisdiction. If any action the subject matter of which is within the scope of Section A immediately above is filed in a court other than a court located within the State of Delaware (a "Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section A immediately above (an "FSC Enforcement Action") and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this [2nd] day of December 2021.

Onfolio Holdings Inc,

By ______________________

Name: Dominic Wells

Title: CEO